Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Access Worldwide Communications, Inc.

Boca Raton, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-118525) of Access Worldwide Communications, Inc. (the “Company”) of our report dated April 2, 2007, relating to the consolidated financial statements as of December 31, 2006 and for year ended December 31, 2006, which appear in this Annual Report on Form 10-K.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

April 13, 2007